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EXHIBIT 23.2               CONSENT OF BRYANT & WELBORN, L.L.P.

                    [LETTERHEAD OF BRYANT & WELBORN, L.L.P.]

February 1, 2002


Board of Directors
Force 10 Trading, Inc.
11781 South Lone Peak Parkway
Technology Center 2
Suite 230
Draper, UT 84020

         Re: Form S-8 Registration Statement

Dear Members of the Board:

We consent to the inclusion of the audited financial statements of Petrex Corporation for the years ended March 31, 2001 and 2000 as an exhibit to the Form S-8 Registration Statement for Force 10 Trading, Inc.

Sincerely,

/s/ Bryant and Welborn
Bryant and Welborn, L.L.P.